EXHIBIT 4.1

                        AMENDMENT AND EXERCISE AGREEMENT

      AMENDMENT AND EXERCISE AGREEMENT (the "Agreement"), dated as of December 10, 2003, by and between Arotech Corporation, a Delaware corporation (the "Company"), and [Smithfield Fiduciary LLC] [Portside Growth and Opportunity Fund] [Mainfield Enterprises Inc.] [Cranshire Capital L.P.] [Omicron Master Trust] [Cleveland Overseas Ltd.] (the "Investor").

      WHEREAS:

      A. The Company, the Investor and certain other investors (the "Other Investors"; and collectively with the Investor, the "Investors"), have entered into that certain Securities Purchase Agreement, dated as of September 30, 2003 (the "Securities Purchase Agreement"), pursuant to which, among other things, the Investors purchased from the Company (i) an aggregate of $5,000,000 principal amount of convertible debentures of the Company (the "Initial Debentures"), convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), in accordance with the terms of the Initial Debentures, and (ii) warrants (the "Initial Warrants") to acquire additional shares of Common Stock;

      B. Subject to the terms and conditions set forth in the Securities Purchase Agreement, the Investors have the right to purchase, and the Company has the obligation to sell (the "Additional Investment Right") (i) up to an aggregate of $6,000,000 principal amount of Additional Debentures (as defined in the Securities Purchase Agreement) and (ii) Additional Warrants (as defined in the Securities Purchase Agreement);

      C. In connection with the transactions set forth in the Securities Purchase Agreement, the Company entered into a Security Agreement and an Intellectual Property Security Agreement, each dated as of September 30, 2003 (together, the "Security Agreements"), pursuant to which the Company pledged to the Investors certain assets to secure during their respective terms, its obligations under the Debentures and the transactions contemplated by the Securities Purchase Agreement;

      D. Contemporaneously with the execution and delivery of the Securities Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement, dated as of September 30, 2003 (the "Registration Rights Agreement"), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws;

      E. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, (i) the Investor will exercise in full its Additional Investment Right for such Investor's Additional Investment Amount (as defined in the Securities Purchase Agreement), (ii) the Company will issue to the Investor the Additional Warrants (as defined in the Securities Purchase Agreement) in accordance with the terms of the Securities Purchase Agreement and
(iii) as further incentive for agreeing currently to exercise the

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Additional Investment Right, the Company will issue to the Investor additional warrants in the form attached hereto as Exhibit A (the "Incentive Warrants", and together with the Additional Warrants, the "Warrants") to purchase 173 shares of the Common Stock ("Incentive Warrant Shares") for each $1,000 of principal amount of Additional Debentures purchased upon exercise of the Additional Investment Right;

      F. The parties hereto desire to amend certain provisions of the Securities Purchase Agreement, the Registration Rights Agreement and the Security Agreements;

      G. The issuance of the Additional Debentures, Additional Warrants and the Incentive Warrants is being made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and Rule 506 of Regulation D, as promulgated by the SEC under the 1933 Act; and

      H. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

      NOW, THEREFORE, the Company and the Investors hereby agree as follows:

      1. PURCHASE OF ADDITIONAL DEBENTURES AND WARRANTS.

            (a) Purchase of Additional Debentures and Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5(a) and 6(a) below, the Company shall issue and sell to the Investor, and the Investor agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Additional Debentures equal to its Additional Investment Amount (as set forth on the Schedule of Buyers to the Securities Purchase Agreement), along with Additional Warrants to acquire up to 250 Additional Warrant Shares for each $1,000 principal amount of Additional Debentures purchased and Incentive Warrants to acquire up to 173 Incentive Warrant Shares for each such $1,000 principal amount of Additional Debentures purchased.

            (b) Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York Time, on the date ten business days after the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5(a) and 6(a) below (or such other date as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The Closing Date shall constitute the "Additional Closing Date" under the Registration Rights Agreement.

            (c) Form of Payment. On the Closing Date, (i) the Investor shall pay its Additional Investment Amount to the Company for the Additional Debentures and Warrants to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to the Investor the Additional Debentures (in the principal amounts as such Investor shall request) which such Investor is then purchasing along with Additional Warrants and Incentive Warrants (in the amounts as such Investor shall request) corresponding to such Investor's Additional Investment Amount, duly executed on behalf of the Company and registered in the name of such Investor or its designee.


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

      2. AMENDMENTS TO TRANSACTION DOCUMENTS.

            (a) Securities Purchase Agreement. The Security Purchase Agreement is hereby amended as follows:

                  (i) The defined term "Warrants" is hereby amended to include the Incentive Warrants; and

                  (ii) The defined term "Warrant Shares" is hereby amended to include the Incentive Warrant Shares.

            (b) Registration Rights Agreement. The Registration Rights Agreement is hereby amended as follows: The defined term "Warrants" is replaced in its entirety by the following:

            "Warrants" means (i) the Warrants issued or issuable under the Purchase Agreement, (ii) any New Warrants issuable under the Warrants and (iii) the Incentive Warrants.

            (c) Security Agreement. The Security Agreement is hereby amended as follows:

                  (i) The defined term "Debentures" is hereby amended to include the Additional Debentures.

                  (ii) The defined term "Obligations" is hereby amended to
            include all of Debtors' obligations under this Agreement and the Incentive Warrants.

            (d) Intellectual Property Security Agreement. The Intellectual Property Security Agreement is hereby amended as follows:

                  (i) The defined term "Debentures" is hereby amended to include the Additional Debentures.

                  (ii) The defined term "Obligations" is hereby amended to
            include all of Debtors' obligations under this Agreement and the Incentive Warrants.

      3. REPRESENTATIONS AND WARRANTIES

            (a) Company Bring Down. The Company represents and warrants to the Investor as set forth in Section 3.1 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, including without limitation the schedules referenced therein.

            (b) Investor Bring Down. The Investor hereby represents and warrants, as to itself only, as set forth in Section 3.2 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.


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

      4. CERTAIN COVENANTS

            (a) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the second Trading Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and by any documents relating to the issuance of Additional Debentures, Additional Warrants and Incentive Warrants on the Closing Date to any Other Investor (the "Other Investor Documents") in the form required by the 1934 Act, and attaching the material transaction documents (including, without limitation, this Agreement, the form of the Incentive Warrants and any Other Investor Documents) as exhibits to such filing (including all attachments, the "8-K Filing", and the description and attachments, the "8-K Materials"). From and after the filing of the 8-K Filing with the SEC, the Investors shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor. Subject to the foregoing, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, with the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Trading Market (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

      5. investors' closing deliveries.

            At the Closing, each Investor shall deliver or cause to be delivered to the Company such Investor's Additional Investment Amount in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

      6. company's closing deliveries.

            (a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

                  (i) An Additional Debenture, registered in the name of such
            Investor, evidencing the principal amount of Additional Debentures purchased by such Investor, which amount is such Investor's Additional Investment Amount;

                  (ii) An Additional Warrant, registered in the name of such
            Investor, pursuant to which such Investor shall have the right to acquire 250 shares of


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

            Common Stock for each $1,000 of such Investor's Additional Investment Amount, at an exercise price equal to $1.8125;

                  (iii) An Incentive Warrant, registered in the name of such
            Investor pursuant to which such Investor shall have the right to acquire 173 Incentive Warrant Shares for each $1,000 of such Investor's Additional Investment Amount, at an exercise price equal to $2.20, and an expiration date that is 66 months from the Closing Date and otherwise on terms identical to the Additional Warrants;

                  (iv) The legal opinion of Company Counsel, in agreed form, addressed to the Investors;

                  (v) A perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Investors or confirmation that the perfection certificate delivered in connection with the Initial Closing is still accurate;

                  (vi) A certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company shall be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and this Agreement to be performed, satisfied or complied with by the Company at or prior to an Additional Closing Date. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Additional Debentures, Additional Warrants and Incentive Warrants; and

                  (vii) Such other documents relating to the transactions
            contemplated by this Agreement as the Investor or its counsel may reasonably request.

      7. MISCELLANEOUS.

            (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof


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

to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (b) Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement; Effect on Prior Agreements; Amendments. Except for the Transaction Documents (to the extent any such Transaction Document is not amended by this Agreement), this Agreement and the documents referenced herein supersede all other prior oral or written agreements between the Investors, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investors owning at least a majority of the aggregate principal amount of the Debentures then outstanding. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Debentures or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt,


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

when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                        Arotech Corporation
                        632 Broadway
                        Suite 1200
                        New York, New York 10012
                        Telephone: (646) 654-2107
                        Facsimile: (646) 654-2187
                        Attention: Chief Executive Officer

                  with a copy to:

                        Electric Fuel (E.F.L.) Ltd.
                        One HaSolela Street, POB 641
                        Western Industrial Park
                        Beit Shemesh 99000, Israel
                        Telephone: 011-972-2-990-6623
                        Facsimile: 011-972-2-990-6688
                        Attention: General Counsel

                  If to an Investor:

                        To the address set forth under such Investor's name on the signature pages hereof;

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Debentures or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Debentures representing at least two-thirds of the aggregate principal amount of the Debentures then outstanding, including by merger or consolidation. The Investors may assign some or all of their respective rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.


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

            (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            (i) Survival. The representations and warranties of the Company and the Investors contained herein, and the agreements and covenants set forth herein, shall survive the Closing.

            (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (l) Remedies. The Investors and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.


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

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        AROTECH CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                       SIGNATURE PAGE OF INVESTOR FOLLOWS]


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

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        SMITHFIELD FIDUCIARY LLC

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Additional Investment Amount: $2,100,000

                                        Address for Notice:

                                        c/o Highbridge Capital Management, LLC
                                        9 West 57th Street, 27th Floor
                                        New York, New York  10019
                                        Attention: Ari J. Storch / Adam J. Chill
                                        Facsimile No.: (212) 751-0755
                                        Telephone No.: (212) 287-4720

                                        With a copy to:

                                        Schulte Roth & Zabel LLP
                                        919 Third Avenue
                                        New York, New York 10022
                                        Facsimile No.: (212) 593-5955
                                        Telephone No.: (212) 756-2376
                                        Attention: Eleazer Klein, Esq.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        OMICRON MASTER TRUST

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Additional Investment Amount:   $600,000

                                        Address for Notice:

                                        c/o Omicron Capital L.P.
                                        810 Seventh Avenue
                                        39th Floor
                                        New York, New York 10019
                                        Attention: Olivier Morali
                                        Facsimile: (212) 803-5269
                                        Telephone: (212) 803-5262


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

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        PORTSIDE GROWTH AND OPPORTUNITY FUND

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Additional Investment Amount:   $900,000

                                        Address for Notice:

                                        c/o Ramius Capital Group, L.L.C.
                                        666 Third Avenue, 26th Floor
                                        New York, New York 10006
                                        Facsimile No.: (212) 845-7999
                                        Telephone No.: (212) 845-7917
                                        Attention: Jeffrey Solomon
                                                   Jeffrey Smith

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        MAINFIELD ENTERPRISES INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Additional Investment Amount:   $900,000

                                        Address for Notice:

                                        c/o Sage Growth Capital, Inc.
                                        660 Madison Avenue, 18th Floor
                                        New York, New York  10021
                                        Attention: Mor Sagi
                                        Facsimile: (212) 651-9010
                                        Telephone: (212) 651-9005


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

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        CRANSHIRE CAPITAL L.P.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Additional Investment Amount:   $900,000

                                        Address for Notice:

                                        c/o Downsview Capital, Inc.
                                        The General Partner
                                        666 Dundee Road, Suite 1901
                                        Northbrook, IL  60062
                                        Attention: Mitchell D. Kopin
                                        Facsimile: (847) 562-9031
                                        Telephone: (847) 562-9030


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

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        CLEVELAND OVERSEAS LTD.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Investment Amount:              $600,000

                                        Address for Notice:

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Facsimile No.:   (___) ___-____
                                        Telephone No.: (___) ___-____
                                        Attention:  ______________


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

                                    EXHIBITS

                     Exhibit A -- Form of Incentive Warrant